Exhibit 10.8 Agreement with McGrow Consulting

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                         FRANCHISE DEVELOPMENT PROPOSAL

This proposal outlines the services, documents, and support to be provided by
McGROW® CONSULTING for the initial development of your franchise system. We will accomplish the following work, together with your people.

I. PLANNING

A. Review of the Business/Determination of Franchise Services, Policies, and
Strategies

Our engagement will begin with a review and analysis of your business. This review provides us with a better understanding of your business and, more importantly, it provides us with the information needed to determine the best way to structure the relationship between you and the franchisees.

We will:
o    Determine the changes that your existing concept may require for adaptation to a franchise operation based on current standards in franchising, legal constraints, efficiency, and profitability.
o    Determine the assistance and support services that you should provide in order to get an individual franchise up and running.
o    Determine the assistance and support services that you should provide to a franchise on an ongoing basis. (Conversely, determine the services that you will not provide.)
o    Determine how your assistance and support services will grow and evolve as the number of franchises grows so that we may structure your documents to allow for these changes and protect your future options.

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o    Determine the policies/terms under which these services will be provided.
o    Determine any development work needed on your part in order to provide the franchisees with the above-mentioned services.
o    Determine your costs in providing these services.
o    Determine the financial terms of your franchise offering (initial franchise fees, royalties, advertising fees, etc.).
o    Structure your franchise program so that you can effectively compete for franchise buyers against other franchise companies.

One of the major areas of dispute and litigation in franchising concerns the assistance and support services provided by the franchisor. Using our background and knowledge in franchising, we'll determine the assistance and support that you should promise to the first few franchisees, and how this assistance and support will grow and evolve as the number of franchises grows. Since this information will be repeated in the disclosure documents, marketing materials and manuals, it's critical that this be spelled out precisely in order to avoid future litigation.

In summary, we will analyze your business, determine the modifications necessary for a franchise operation, and layout the overall guidelines for the franchisor/franchisee relationship.

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B. Business Planning - Franchisee

A key factor to the successful growth of your franchise system is the likelihood of success of a typical franchise. We will objectively analyze your concept and determine the best ways to structure your controls, policies, and disclosure documents.

We will:
o    Review and recommend changes, as needed, regarding your typical franchisee's operating strategies and methods.
o    Determine if you should offer a protected territory, the type to be used, and the criteria for establishing the territory.
     Historically, this is one of the main litigation areas in franchising. With our background, experience and information base we will determine how to structure territories for your concept both with early franchisees and as your franchise system grows.
o    Determine the ideal background of a franchisee, including personality traits, business experience, and financial strength; and, based on our knowledge of the franchise marketplace, determine how to find and attract these individuals. Revise the franchise model, if needed, in order to broaden/narrow the ideal franchisee criteria.

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One of the common failure areas for new franchisors is selling a franchise to the wrong person. Based on our experience, we can develop the qualifications for your best candidates, keeping in mind that the first few franchises in particular must be successful. We can also provide evaluation and negotiation services with franchise candidates as described under VI.

Future Consulting Services.
o    Determine the length of time to train and start up your typical franchisee.
o    Prepare a detailed breakdown of the franchisee's initial investment requirements.
o    Determine the amount of working capital needed by the franchisee.
o    Assemble profit/loss projections for various size typical franchises.
o    Determine the franchisee's potential return on investment.
o    Determine the tangible benefits of buying one of your franchises versus being an independent or belonging to a competing franchise system (if applicable).

It is extremely important that business planning for a typical franchise be realistic and conservative.

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C. Business Planning - Franchisor

Business planning for your franchise division will provide you with key information for an operating budget and growth plan.

We will:
o    Determine a realistic pace of expansion and the number of markets and franchises to be opened during the next few years.
o    Determine the organizational structure that you will need in place to support this growth including job descriptions and salary requirements.
o    Determine other expense items that will be required to support your growth plans.
o    Determine your investment in dollars, time, and projects to develop and implement the franchise system.
o    Develop a franchise program implementation schedule.

In summary, we will develop plans for your franchise division to grow in a smooth, controlled, manageable way.

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The information, decisions, and strategies developed during the Planning phase are critical to the proper development of the disclosure documents, operations control manuals, and franchise marketing materials and strategy. Development of these documents without proper planning is bound to lead to misunderstandings and litigation.

II. DISCLOSURE DOCUMENIS

We will prepare the documents that you will need in order to franchise.

In franchising, the Uniform Franchise Offering Circular and Franchise Agreement
are more than just legal documents - they cover financial aspects of a business, quality control, operating systems and procedures, marketing, future options/alternatives, and the many decisions and strategies determined in the
Planning phase. An attorney alone doesn't possess sufficient knowledge or experience to develop these documents. All of the work that we do is interrelated; our entire staff works together to develop these documents for your company.

We will:
o    Develop a Franchise Agreement that defines the relationship between you
     (the franchisor) and each franchisee. This document protects your image and reputation. It helps ensure a uniform and consistent operation from one franchisee to the next.

By necessity, the tone of the Franchise Agreement is heavily one-sided - in your favor. Among other things, it will describe the services that you will provide to the franchisees and the method of operation, controls, and reporting systems to which the franchisees must adhere.

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It defines the length of the relationship, training and assistance, the use of and adherence to the Operations Control Manual, termination provisions, and recourse you have should the franchisee fail to meet its obligations. This document is very extensive.

Since the Franchise Agreement is usually in effect for a minimum of five to ten years, it must reflect the latest state-of-the-art developments in franchise law; it must be flexible and capable of accommodating future business changes;
it must be marketable.

Many new franchisers fail because their franchise agreement is not properly structured from business, marketing, quality control, and economic points of view.
o    Develop a Uniform Franchise Offering Circular that provides the potential franchisee with detailed background information on the franchise company, such as: specific details about the officers - who they are, and their business history; the organization structure of the franchise company; the business concept; funds required by the franchisee; training provided; and
     termination provisions. The Uniform Franchise Offering Circular is required by law before you can offer a franchise for sale.

We will advise you about the best way of structuring your franchise corporate entity(s) with respect to regulatory acceptance, limitation of liability, financial disclosure requirements, auditing requirements, trademark usage, future spin-off possibilities, other disclosure concerns, and Federal Trade
Commission and state regulatory requirements. Obviously, specialized research, knowledge, and planning are needed to determine how to best structure the franchisor corporate setup.

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We will deal with the regulatory authorities in those states that require submission and approval of your franchise documents before you are allowed to offer franchises for sale. Our relationship with these regulators, built over the years, should help smooth the way and overcome obstacles. (Many new franchisors who attempt to do it themselves with a local attorney have difficulty getting approved by the regulators and usually lose many months in the process.)

Also, it's got to be done correctly; substantial civil and criminal penalties can be imposed if the state and federal laws are violated.

We have included in our fee the cost of submitting the Uniform Franchise
Offering Circular for approval in your home state, if required. Once approved, you are allowed to sell franchises in 27 to 30 states depending on exemptions.
If necessary, we can register and obtain approval of your Uniform Franchise
Offering Circular in any or all of the remaining states as described in VI.
Future Consulting Services of this proposal.

III. OPERATIONS CONTROL MANUAL

The Operations Control Manual that we develop is unique in the industry. It is structured and written in a manner that allows you to enforce your systems, procedures, and methods of operation.

The Operations Control Manual is an extension of the Franchise Agreement. Its primary purpose is to control the franchisees; it may also be used for training.
It must be written with the proper language, tone, and style so that you can enforce your rules, regulations, policies and procedures. A common mistake of many new franchisors is not having their business systems, procedures, and controls sufficiently documented so that they can audit and control the franchisees.

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We will:
o    Review your current systems and methods.
o    Recommend modifications and additions needed to tightly monitor and control the franchisee.
o    Develop standards of operation and quality for the franchisee and determine the methods for monitoring these standards.
o    Determine the franchisee's reporting requirements and the necessary forms and procedures to implement this reporting.
o    Prepare an in-depth outline for your Operations Control Manual.
o    Develop an Operations Control Manual which contains your rules and regulations. It will contain knowledge and controls that we have accumulated over many years with many different types of successful businesses. It will be written in the proper language, tone and style so that you can ensure the franchise is operated your way.

IV. MARKETING PROGRAM

In this segment we will prepare a program to market and sell your franchises.

Many new franchisors fail because they don't have the proper marketing approach and don't know the secrets to selling their particular franchise concept.

We will:
o    Develop the marketing strategy for selling your franchises.

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o    Determine the appropriate sources and methods for generating inquiries from your ideal franchise candidates.
o    Determine the overall formats of franchise sales brochures and ads meeting state and federal franchising guidelines.
o    Develop an advertising and promotion plan for selling your franchises.
     Franchise advertising and promotion requires specialized knowledge that most advertising agencies do not possess. Our knowledge of the effectiveness of different media can prevent your wasting valuable dollars on the wrong ads in the wrong publications.

o    Train your staff in franchise selling, covering such topics as:
o    franchise selling concepts;
o    the psychology of the franchise buyer;
o    planning, organizing, and controlling the sales effort;
o    handling and controlling leads;
o    the sales process and steps to be followed with prospective buyers;
o    typical questions and answers;
o    scheduling and organizing meetings;
o    selecting the right people - the first few franchisees are critical to your future success;
o    closing/selling ratios for your concept;
o    complying with the franchise laws - avoiding problems.

Our selling techniques, methods; and secrets have enabled our clients over the years to collectively sell many franchises.

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V. TIME AND FEE SCHEDULE

A. Consulting Fee Schedule

1. Standard Payment Program - $72,000
o    Retainer of $12,000 prior to commencement.
o    Balance of $60,000 to be paid in 6 monthly payments of $10,000.
o    Monthly payments are due every 30 days from the date of the retainer.
o    This fee quotation is valid for 60 days.

Time Schedule - approximately 6 months to complete Sections I., II., III., and
IV.

2. Discount Payment Program - $64,800
o    The consulting fee of $72,000 may be paid up front, less a discount of 10%
     for a savings of $7,200.

B. Other Costs - Artwork, printing, copying, filing fees, mailing, and out-or-pocket costs are not included in the Consulting Fee.

C. You and your company agree that all information provided for the preparation of promotional materials, franchise agreements, disclosure documents, business plans, and manuals will not contain any false or deceptive statements. You agree to indemnify and hold us harmless for any losses or liabilities of any kind or nature regarding the use of these documents and materials.

D. Upon commencement of any or all of our services and for five years from that date, you agree that if you directly or indirectly hire (except through us) the services of any of our current or former employees/consultants you will pay us
Twenty Thousand Dollars for each employee/consultant hired.

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VI. FUTURE CONSULTING SERVICES

We are available to provide future services, such as the following.
o    Planning
o    Strategy  Sessions - We can  establish a strategic  game plan or budget for your franchise division followed up by monthly, quarterly,  semi-annual, or annual progress meetings.
o    Growing the Company - We can consult on a number of issues  concerned  with growing  the  franchise  division:  building  an  organization,  developing support services, setting priorities, delegating, and time management.
o    Business  Plan  Updates - We can  update  your  business  plan on an annual basis. This can be used for internal planning purposes and for presentation to prospective lenders and investors.
o    Disclosure Documents
o    Registrations - We can modify and obtain approval of your Uniform Franchise
     Offering  Circular in those states where you intend to sell franchises.  We can amend or update your documents as needed.
o    Other Documents - We can develop other documents if needed such as:
     o    software license agreement
     o    promissory note.
o    International Franchising - We can assist in the development of international franchise programs.

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o    Compliance Review - We can periodically review your compliance with state and federal franchise laws and develop and implement procedures and forms to ensure compliance.
o    Manuals
o    Operations Control Manual Updates - We can update your Operations Control
     Manual as your procedures and systems evolve and change.
o    Marketing
o    Public Relations Press Kit - We can develop a complete public relations press kit including  press releases and media contact lists for your use in generating publicity.
o    Media Placement - We can place ads and manage your franchise advertising program.
o    Selling
o    Sales Training - We can review your current sales efforts as well as train new personnel in your company.
o    Screening of Potential Franchisees -  We can interview potential franchisees, evaluate their backgrounds, and perform psychological profiling.
o    Negotiating - We can assist in the negotiations during the sale of a franchise.

These additional services will be billed on a monthly basis, at the current hourly rate or contract rate.

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VII. TERMS

Responsibility - Client agrees that it is responsible for all decisions regarding the structuring, development, and implementation of its franchise system and the results obtained from the franchise system.

Claims - Both parties agree that any and all claims for any matter, except for our right to collect the Consulting Fee, will be barred unless commenced within two years from the date below.

Assignability - This proposal is not assignable without the prior written consent of both parties.

Entire Proposal - This document is the entire proposal and understanding between both parties.

Modification - This proposal can only be modified in writing, signed by both parties.

Severability - If any provisions of the proposal are held to be invalid, illegal, or unenforceable by a court having competent jurisdiction, the validity, legality, and enforceability of the remaining provisions wi11 not in any way be affected or impaired.

Choice of Law/Venue - This proposal will be governed by the laws of, and enforced in, the Commonwealth of Massachusetts.

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Signed this 17th day of December 2002.

AGREED TO AND ACCEPTED BY:                  AGREED TO AND ACCEPTED BY:

CLIENT:                                     McGROW® CONSULTING

By: ________________________                By:  ________________________

Its: ________________________               Its: ________________________
Witness: ___________________                Witness: ____________________